PAMIDA HOLDINGS CORPORATION
                         1998 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of the Pamida Holdings Corporation 1998 Stock Incentive Plan (the "Plan") is to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees who are likely to be responsible for achieving such success.

     2. CERTAIN DEFINITIONS.

     "BOARD" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

     "COMMITTEE" shall have the meaning provided in Section 3 of the Plan.

     "COMMON STOCK" means the Common Stock, $.01 par value per share, of the Company.

     "COMPANY" means Pamida Holdings Corporation, a Delaware corporation.

     "DISABILITY" means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FAIR MARKET VALUE" means, as determined by the Committee, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not admitted to trading on a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Common Stock on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

     "INCENTIVE STOCK OPTION" means any stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     "NON-QUALIFIED STOCK OPTION" means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

     "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "PERFORMANCE UNIT AWARD" means an award granted pursuant to Section 8.

     "PLAN YEAR" means the twelve-month period beginning on January 1 and ending on December 31; provided, that the first Plan Year shall be a short Plan Year beginning on March 5, 1998, and ending on December 31, 1998.

     "RESTRICTED STOCK AWARD" means an award of Common Stock granted pursuant to
Section 9.

     "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

     "STOCK APPRECIATION RIGHT" means an award granted pursuant to Section 7.

     "STOCK  BONUS AWARD"  means an award of Common  Stock  granted  pursuant to
Section 10.

     "STOCK OPTION" means any option to purchase Common Stock granted pursuant to Section

     "SUBSIDIARY" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or hereafter is organized or acquired by the Company or by a Subsidiary.

     3. ADMINISTRATION. The Plan shall be administered by a committee of two or more members of the Board (the "Committee") selected by the Board, each of whom shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code.

     The Committee shall have authority to grant to eligible employees of the Company or its Subsidiaries, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Performance Unit Awards, (e) Stock Bonus Awards, or (f) any combination of the foregoing.

     Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.

     Unless otherwise expressly provided in the Plan, all decisions and determinations made by the Committee pursuant to the provisions of the Plan shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers and key employees, and the personal representatives and beneficiaries of the estates of such officers and key employees.

     The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant.

     4. COMMON STOCK SUBJECT TO THE PLAN. The Company shall reserve and keep available for issuance under the Plan 500,000 shares of Common Stock, subject to adjustment pursuant to Section 19. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. The aggregate number of shares of Common Stock subject to or issuable in payment of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Stock Bonus Awards,
(iv) Restricted Stock Awards or (v) Performance Unit Awards granted under the Plan in any Plan Year to any individual may not exceed 150,000, subject to adjustment pursuant to Section 19. Except as otherwise provided in the Plan, any shares subject to an option or right which expires for any reason or terminates unexercised as to such shares shall again be available for the grant of awards or options under the Plan. If any shares of Common Stock have been pledged as collateral for indebtedness incurred by an optionee in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, then such shares shall again be available for the grant of awards or options under the Plan.

     5. ELIGIBILITY TO RECEIVE AWARDS AND OPTIONS. Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth and success of the Company or any Subsidiary. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee's determination that such grantee meets one or more of the criteria referred to in the preceding sentence. Directors of the Company or of any Subsidiary who are not employees of the Company or any Subsidiary shall not be eligible to participate in the Plan.

     6. STOCK OPTIONS. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a) TYPE OF OPTION. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

          (b) OPTION PRICE. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

          (c) TERM. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

          (d) PAYMENT FOR SHARES. The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee's exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

          (e) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries for any reason other than such optionee's death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee's legal representative) shall have the right to exercise the Stock Option during its term within a period of one (1) month after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee's legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that the employment of the optionee with the Company or any Subsidiary has been terminated for cause. In the event of such determination, the optionee (and the optionee's legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

          In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries by reason of such optionee's Disability, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, such optionee or such optionee's legal representative shall have the right to exercise such Stock Option during its term within a period of six (6) months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries by reason of such optionee's death, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, the personal representative of such optionee's estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve (12) months after the date of such optionee's death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

     To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

     7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a) AWARD. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously granted Stock Option, not less than the Fair Market Value of the Common Stock at the time such Stock Option was granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, shares of Common Stock (valued at their then Fair Market Value) or any combination thereof, as the

     Committee  may  determine.  Stock  Appreciation  Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option. In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the Stock Appreciation Right as to which such exercise occurs.

          (b) TERM. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

          (c) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that a grantee of a Stock Appreciation Right ceases to be employed by the Company and all of its Subsidiaries for any reason other than such grantee's death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee's legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of one (1) month after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee's legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that the employment of the grantee with the Company or any Subsidiary has been terminated for cause. In the event of such determination, the grantee (and the grantee's legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company's obligations under such Stock Appreciation Right.

          In the event that a grantee of a Stock Appreciation Right ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's Disability, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, such grantee or such grantee's legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six (6) months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          In the event that a grantee ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's death, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, the personal representative of the grantee's estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciate Right during its term within a period of twelve (12) months after the date of such grantee's death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

     8. PERFORMANCE UNIT AWARDS. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long-term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     (a) PERFORMANCE PERIOD. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

     (b) UNIT VALUE. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

     (c) PERFORMANCE TARGETS. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

     (d) PERFORMANCE MEASURES. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code or, with respect to grantees not subject to Section 162(m) of the Code, such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses or indexes.

     (e) ADJUSTMENTS. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company's or another company's financial performance for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that otherwise would be due upon the attainment of such previously established performance targets. Such adjustments shall be made to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events.

     (f) PAYMENT OF PERFORMANCE UNIT AWARDS. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period and shall provide such certification thereof as may be necessary to satisfy the requirements of Section 162(m) of the Code. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, shares of Common Stock (valued at their then Fair Market Value) or a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

     (g) TERMINATION OF EMPLOYMENT. In the event that a grantee of a Performance Unit Award ceases to be employed by the Company and all of its Subsidiaries for any reason other than such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

     In the event that a grantee of a Performance Unit Award ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee's legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

     9. RESTRICTED STOCK AWARDS. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a) RESTRICTION PERIOD. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Award in order to take into account unforeseen events or changes in circumstances.

          (b) RESTRICTION UPON TRANSFER. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

          (c) PAYMENT. The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

          (d) CERTIFICATES. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear the following legend (in addition to any other legends which may be appropriate):

               "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Pamida Holdings Corporation 1998 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Pamida Holdings Corporation. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Pamida Holdings Corporation."

     The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire. The Committee also may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates.

          (e) LAPSE OF RESTRICTIONS. Except for preestablished performance objectives established with respect to Restricted Stock Awards to grantees subject to Section 162(m) of the Code, the Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(c), shall be issued to the grantee or the grantee's legal representative. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common

     Stock covered by a Restricted Stock Award except, with respect to grantees subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of such Restricted Stock Award pursuant to Section 162(m) of the Code.

          (f) TERMINATION OF EMPLOYMENT. In the event that a grantee of a Restricted Stock Award ceases to be employed by the Company and all of its Subsidiaries for any reason, any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment requirement if the Committee determines such action to be equitable.

     10. STOCK BONUS AWARDS. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group or unit performance in terms of preestablished objective financial criteria or performance goals or, with respect to participants not subject to
Section 162(m) of the Code, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted to reduce or eliminate, but not to increase, a Stock Bonus Award in order to take into account unforeseen events or changes in circumstances.

     If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

     11. GENERAL RESTRICTIONS. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short-swing profit recapture liability under Section 16 of the Exchange Act.

     12. SINGLE OR MULTIPLE AGREEMENTS. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

     13. RIGHTS OF A STOCKHOLDER. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee.

     14. NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of any grantee with or without cause.

     15. WITHHOLDING. The Company's obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, and (iv) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may be paid by the grantee in cash or shares of

Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award or grant) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with Rule 16b-3(e) under the Exchange Act.

     16. INDEMNIFICATION. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     17. NON-ASSIGNABILITY. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order or by such other means (if any) as the Committee may approve from time to time with respect to holders whose transactions in the Common Stock are not subject to Section 16(b) of the Exchange Act. No right or benefit under the Plan shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

     18. NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

     19. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in
(a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

     20. TERMS OF PAYMENT. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form and manner of such payment, including but not limited to lump-sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full-recourse, limited-recourse or non-recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

     21. TERMINATION AND AMENDMENT. The Board may terminate or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act. The termination or any modification or amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee's rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant theretofore granted, prospectively or retroactively; but, except as otherwise expressly permitted by the Plan and subject to Section 19, no such amendment shall adversely affect the rights of the grantee of such award or grant without such grantee's consent. Notwithstanding the foregoing provisions of this Section 21, stockholder approval of any action referred to in this Section 21 shall be required whenever necessary to satisfy the applicable requirements of Rule 16b-3, Section 162(m) of the Code or Section 422 of the Code.

     22. SEVERABILITY. With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards or grants subject to or governed by
Section 162(m) or Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

     23. EFFECT ON OTHER PLANS. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any grants or awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

     24. TERM OF PLAN. Subject to approval of the Plan by the stockholders of the Company not later than December 31, 1998, the Plan shall become effective on March 5, 1998, and shall terminate for purposes of further grants on the first to occur of (i) December 31, 2007, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 21. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.

     25. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of Delaware.

                           PAMIDA HOLDINGS CORPORATION
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Steven S. Fishman and Frank
A. Washburn, and each or either of them, attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all stock of Pamida Holdings Corporation (the "Corporation") standing in the name of the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of the Corporation, 8800 'F' Street, Omaha, Nebraska, at 8:30 a.m. on May 21, 1998, and at any adjournments thereof, on the matters set forth on the reverse side hereof and on any other matters that properly may come before the meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. ION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE 1998 STOCK INCENTIVE PLAN.

     The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 21, 1998, the Proxy Statement for such meeting, and the Annual Report of the Corporation for the fiscal year ended February 1, 1998.

                         (To be Signed on Reverse Side)


[X]  Please mark your votes as in this example


                                AUTHORITY
                     FOR         TO VOTE
                 ALL NOMINEES   WITHHELD       Nominees:  L. David Callaway, III
1.  ELECTION                                              Stuyvesant P. Comfort
    OF                                                    Steven S. Fishman
    DIRECTORS        [ ]           [ ]                    M. Saleem Muqaddam
For, except authority to vote is withheld                 Peter J. Sodini
for the following nominee(s):                             Frank A. Washburn

________________________

2.  APPROVAL
    OF 1998          FOR         AGAINST       ABSTAIN
    STOCK
    INCENTIVE
    PLAN             [ ]           [ ]           [ ]


________________________     _________________________     DATE_________________
SIGNATURE OF SHAREHOLDER     SIGNATURE IF HELD JOINTLY

NOTE:Please sign  exactly as name appears  above.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by a partner. If a limited liability company, please sign in company name by a member or manager.